Exhibit 4.1

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION
A minimum investment of $5,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Wells Timberland REIT, Inc.” Only persons meeting the standards set forth under the “Suitability Standards” section of the Prospectus may purchase shares. Please indicate the state in which the sale was made if other than the state of residence.
All additional investments must be for a minimum of $100. If additional investments in Wells Timberland REIT, Inc. (the “Company”) are made, the investor agrees to notify the participating broker/dealer (“Broker/Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.
Note: DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS, THE COMPANY WILL NOT ACCEPT CASH, THIRD-PARTY CHECKS, MONEY ORDERS, TRAVELER'S CHECKS, STARTER CHECKS, OR COUNTER CHECKS.

2. TYPE OF OWNERSHIP
Please check the appropriate box to indicate the account type of subscribing investor.
In order to effect a Transfer on Death (TOD) account registration, a Designation of TOD Beneficiary Form must be completed and submitted with the Subscription Agreement.

3. REGISTRATION AND CONTACT INFORMATION
USA PATRIOT Act Requirements
The U.S. Government, through its efforts to fight terrorism and money laundering, requires us to obtain information in Section 3. This information will be verified. If incomplete or inaccurate, this application may be rejected, and the settlement of your purchase will be delayed.
Please enter the exact name in which the Shares are to be held:

•	Joint tenants with right of survivorship or tenants-in-common, include the names of both investors.

•	Partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the Name and Tax Identification Number of the Trust. Also, please provide the Name(s), Social Security number(s), and Date(s) of Birth(s) of the Trustee(s).
All investors must complete the space provided for Social Security or Taxpayer Identification Number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. The birth date of the registered owner(s) or trustee(s) is required unless the registered owner is a business entity.

4. INSTITUTIONAL INFORMATION
If the investment is being made for an account held with a custodian, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax ID along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.
*CUSTODIAL ACCOUNTS: By signing the Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of common stock of Wells Timberland REIT, Inc. that are beneficially owned by the investor as reflected in the records of Wells Timberland REIT, Inc. as of the applicable record date at any meeting of the stockholders of Wells Timberland REIT, Inc. This authorization shall remain in place until revoked in writing by the Custodian. Wells Timberland REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

5. ELECTRONIC DELIVERY ELECTION
We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Wells Timberland to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Investor website at www.WellsTimberland.com and notify you by e-mail when such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested.
The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information, such as quarterly account statements or tax information (“Account information”). In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges (i.e., online fees) in connection with access to these materials. Account information may be accessed only via the Investor website as described in option (ii) in the above paragraph. Your consent will be effective until you revoke it.
JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.
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6. DISTRIBUTION INFORMATION
ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DISTRIBUTIONS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).
Please check the appropriate box to indicate to whom the distributions should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if distributions are to be paid to a third party. If no box is checked in this section, the funds will be paid to the registered owner (or custodian, if applicable).
For a discussion of the Distribution Reinvestment Plan, please see the section of the Prospectus entitled “Description of Shares - Distribution Reinvestment Plan.”
To receive your distributions via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES
Please separately initial the representations where indicated. Note the higher suitability requirements described in the Prospectus and/or supplements for residents of certain states. Many states have restrictions on net worth and income requirements, and some states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.
Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION
Who must sign this section. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”), Section 8 must be signed by an authorized representative of the Registered Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.
Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that he has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective stockholder:

•	meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation and has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Timberland Management Organization, LLC and its affiliates; and

•	the tax consequences of the investment.
Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.
In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.
Commission. Please provide the Representative Number Commission Code to prevent delays in processing. Also, Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).
Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only original, completed copies of Subscription Agreements can be accepted. The Company cannot accept photocopied or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at client.services@wellsref.com or visit our Web site at www.WellsTimberland.com.

1. Investment Information	2. Type of Ownership
   ☐  I have an existing account at Wells. My Account Number is

Investment Type (Please check one)
                  Dollar Amount $
    ☐    Initial Investment (Minimum $5,000)           In the event of a discrepancy between the
                  dollar amount indicated above and that of the
                  actual check(s) received, the check amount(s)
    ☐  Additional Investment (Minimum $100)        will govern.

State in which sale was made if other than state of residence

Method of Payment

    ☐  Check Enclosed      ☐  Wire      ☐  Transfer Request      ☐  Cheek Under Separate Cover

                (Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: Wells Timberland REIT, Inc.

     ☐  Individual
         ☐  Transfer on Death Requires “Designation of TOD Beneficiary Form”
    ☐  Joint Tenants with Right of Survivorship
          ☐  Transfer on Death Requires “Designation of TOD Beneficiary Form”
    ☐  IRA                       Type
    ☐  Trust/Trust
          Please specify Family, Living, Revocable, etc.
    ☐  UGMA                    State
    ☐  UTMA                    State
    ☐  Community Property
    ☐  Tenants-in-Common
    ☐  Qualified Plan        Type
    ☐  Other

WE DO NOT ACCEPT Cash, Third-Party Checks, Money Orders, Traveler's Checks, Starter Checks, or Counter Checks, due to Anti-Money Laundering considerations.

3. Registration and Contact Information
☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other

1st Registration	Investor Name/Business Entity/Trust Name	Social Security/Taxpayer ID Number		Birth Date

2nd Registration	Investor Name/Trustee Name	Social Security/Taxpayer ID Number		Birth Date

3rd Registration	Investor Name/Trustee Name	Social Security/Taxpayer ID Number		Birth Date

Investor Street Address (Required by USA PATRIOT Act)		City	State	Zip

Investor Mailing Address (if different)		City	State	Zip

Investor Home Telephone		Investor Business Telephone

☐ U.S Citizen ☐ Resident Alien - Country of Origin ☐ Nonresident Alien - Country of Origin
A U.S. street address and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply IRS Form W-8BEN

Continued on next page

4. Custodial Institution Information
[Affix Signature Guarantee Stamp Here]
Custodian Name

Custodian Address	City	State	Zip

Telephone	Custodian Tax ID

Custodian Account Number

Custodian Signature (Required) *By signing above, Custodian makes the authorization described in Instruction No. 4 to this Subscription Agreement

5. Electronic Delivery Election
We encourage you to reduce printing and mailing costs. Please review the accompanying instructions carefully and check the items below.

Would you like to receive stockholder communications electronically?	☐ Yes ☐ No
Would you like to receive your quarterly statement(s) online?	☐ Yes ☐ No
My e-mail address is .
    Your e-mail address will be held in confidence and used only for matters relating to your Wells Timberland REIT investments.

6. Dividend Information
If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you fail to meet the applicable income and net worth standards or you cannot make the other investor representations or warranties set forth in the then-current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells Timberland REIT in writing of that fact.
NOTE: If you have checked “IRA” in Section 2 and listed State Street Bank & Trust as custodian in Section 4, please disregard this section unless you are electing distribution reinvestment. If requesting an IRA trustee-to-trustee transfer, please complete the transfer paperwork of the accepting institution; Custodian’s Medallion Signature Guarantee stamp required. For all other options the State Street Bank & Trust IRA Distribution form is required.
ONLY ONE OF THE FOLLOWING OPTIONS MAY BE SELECTED. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable) at the address above.

☐	I prefer to participate in the Distribution Reinvestment Plan. (If selling commission is being waived, attach the Distribution Reinvestment Plan - Discounted Shares form.)
☐	I prefer to receive a distribution check at the address of record for my account or, if applicable, the custodian of record as indicated in Section 4.
☐	I prefer to receive my distributions via Electronic Funds Transfer into the following checking account:

Institution Name	Account Name	Institution ABA Number	Account Number

TERMS OF AGREEMENT: I/We authorize and direct Wells Timberland REIT to begin making electronic deposits into the checking account designated above or on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells Timberland REIT has received written notification from me/us of its termination at such time and in such manner as to give Wells Timberland REIT reasonable time to act on it.

☐   I prefer to have my distributions paid to a third party for the benefit of the registered owner at the following address (option not available if a      custodian is listed on the account):

Last Name/Third-Party Institution	First		Middle	Telephone Number

Address

City		State	Zip	External Account Number

7. Subscriber Signatures
Please separately initial each of the representations in (a) through (d) below, and the remaining representations as applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells Timberland REIT, Inc. (the “Company”) to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Joint Investor	Joint Investor

(a) I have received a final Prospectus and accept the conditions of the Wells Real Estate Funds Privacy Notice. I acknowledge that the Company will not complete a sale of shares to me until at least five business days after the date I have received a final prospectus. I will receive a written confirmation of purchase. If I choose to cancel the subscription by providing a written request to the Company that is received prior to completion of the sale, I am entitled to a refund of the subscription amount. If the Company rejects my subscription, I will receive a refund of my subscription amount automatically.

Initials	Initials	Initials

(b) I have (1) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (2) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or I meet the higher income and net worth requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional Shares unless I meet these income and net worth requirements at the time of final purchase.

Initials	Initials	Initials

(c) I acknowledge that the Shares are not liquid.
Initials	Initials	Initials

(d) I am purchasing the Shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)
Initials	Initials	Initials

(e) If I am an Alabama investor, I must have either (1) net worth of at least $350,000 or (2) annual gross income of at least $70,000 and a minimum net worth of $100,000. In addition, I must have a liquid net worth of at least 10 times my investment in this program and in other similar programs. If I am an Alabama investor, I am not eligible to participate in the Company’s automatic investment plan.

Initials	Initials	Initials

(f) If I am a California, Massachusetts, Ohio, or Oregon investor, in addition to the suitability standards in 7(b) above, my investment in the Company may not exceed 10% of my liquid net worth.
Initials	Initials	Initials

(g) If I am an Iowa investor, I have either (1) a minimum annual gross income of $70,000 and a minimum net worth of $100,000 or (2) a minimum net worth of $350,000. Additionally, I may invest no more than 10% of my liquid net worth in the Company or its affiliated programs.

Initials	Initials	Initials

(h) If I am a Kansas investor, in addition to the suitability requirements in 7(b) above, I understand that the state of Kansas recommends that my aggregate investment in the Company and similar direct participation investments should not exceed 10% of my liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Initials	Initials	Initials

(i) If I am a Kentucky investor, I have either (1) a minimum annual gross income o $85,000 and a minimum net worth of $85,000 or (2) a minimum net worth of $300,000. Additionally, my investment in the Company may not exceed 10% of my liquid net worth.

Initials	Initials	Initials

(j) If I am a Michigan investor, in addition to the suitability requirements in 7(b) above, my aggregate investment in the Company and similar direct participation investments may not exceed 10% of my liquid net worth.

Initials	Initials	Initials

(k) If I am a New Jersey investor, I must have either (1) a minimum annual gross income of $200,000 and a minimum net worth of $200,000 or (2) a minimum net worth of $500,000 exclusive of home, home furnishings, and automobiles. Additionally, I may invest no more than 10% of my liquid net worth in the Company and affiliated programs.

Initials	Initials	Initials

(l) If I am a Pennsylvania investor, in addition to the suitability requirements of 7(b) above, I have a net worth of at least 10 times my investment in the Company.
Initials	Initials	Initials

(m) If I am a Tennessee investor, I must have either (1) a minimum annual gross income of $150,000 and a minimum net worth of $150,000 or (2) a minimum net worth of $500,000, exclusive of home, home furnishings, and automobiles.

Initials	Initials	Initials
I declare that the information supplied above is true and correct and may be relied upon by Wells Timberland REIT, Inc. in connection with my investment in the Company.
If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian, investor authorizes Wells Timberland REIT, Inc. to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian. This authorization, coupled with the Custodian authorization described in Instruction No. 4 to this Subscription Agreement, are intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.
The Company will send you confirmation of your purchase upon acceptance of your subscription.
Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Social Security number or Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.
I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act, and depositing of funds.
I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Date	Signature of Joint Owner, if applicable	Date	Signature of Joint Owner, if applicable	Date
PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

The Broker/Dealer or RIA must make the representations described in the instructions to this Agreement by signing below to complete the order.
BROKER/DEALER OR RIA		Broker/Dealer or RIA Firm Telephone Number
IARD/CRD number (if applicable)
Broker/Dealer or RIA Firm Name		Broker/Dealer Account Number (if applicable)

Authorized Signature (if necessary) Date			IARD/CRD NUMBER	REP. COMISSION CODE

INDIVIDUAL REPRESENTATIVE(S)

Primary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)

Secondary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)

Tertiary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA name) Office Address City State Zip				Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐	Through a participating Broker/Dealer - Indicate the one correct commission rate below.

__ (1) Full commission

__ (2) Waiver of selling commission; purchase through an investment adviser

__ (3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

☐	Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached).

I am aware of all of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor, and applicable state suitability guidelines were reviewed, prior to the investor's completion of the Subscription Agreement.

Primary Representative Signature	Date	Secondary Representative Signature	Date	Tertiary Representative Signature	Date

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

TMMPFORMP1012-1045	© 2011 Wells Real Estate Funds